Exhibit 99.1
press release
Paylocity Announces Second Quarter Fiscal Year 2022 Financial Results
•Q2 2022 Recurring & Other Revenue of $195.0 million, up 34% year-over-year
•Q2 2022 Total Revenue of $196.0 million, up 34% year-over-year
SCHAUMBURG, IL. – February 3, 2022 – Paylocity Holding Corporation (Nasdaq: PCTY), a leading provider of cloud-based HR and payroll software solutions, today announced financial results for the second quarter of fiscal year 2022, which ended December 31, 2021.

“Our differentiated value proposition of providing the most modern software in the industry, coupled with strong sales execution, resulted in our 2nd consecutive quarter of 34% revenue growth. Our sales teams continue to build momentum across all segments of our target market and delivered record selling season results, which position us very well headed into the back-half of the fiscal year. In January we also completed the acquisition of Cloudsnap, a low-code integration automation platform that enables the development and deployment of API integrations. Cloudsnap’s technology will enable Paylocity to deliver modern integrations and seamless data sharing between critical systems more efficiently and effectively, while helping to unify and automate business processes across HR, Finance, Benefits, and other systems,” said Steve Beauchamp, Chief Executive Officer of Paylocity.
Second Quarter Fiscal 2022 Financial Highlights
Revenue:
•Total revenue was $196.0 million, an increase of 34% from the second quarter of fiscal year 2021.
•Recurring & other revenue was $195.0 million, an increase of 34% from the second quarter of fiscal year 2021.
Operating Income:
•GAAP operating income was $8.1 million and Non-GAAP operating income was $36.6 million in the second quarter of fiscal year 2022.
Net Income:
•GAAP net income was $9.9 million or $0.17 per share for the three months ended December 31, 2021 based on 56.5 million diluted weighted average common shares outstanding.
Adjusted EBITDA:
•Adjusted EBITDA, a non-GAAP measure, was $46.6 million in the second quarter of fiscal year 2022.
Balance Sheet and Cash Flow:
•Cash and cash equivalents totaled $84.1 million as of the end of the quarter.
•Cash flow from operations for the second quarter of fiscal year 2022 was $31.0 million compared to $21.2 million for the second quarter of fiscal year 2021.
•As of December 31, 2021, Paylocity had no long-term debt and had not drawn on its credit facility. In January 2022, Paylocity borrowed $50 million under its credit facility in connection with the Cloudsnap acquisition.
A reconciliation of GAAP to non-GAAP financial measures has been provided in this press release, including the accompanying tables. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Business Outlook
Based on information available as of February 3, 2022, Paylocity is issuing guidance for the third quarter and full fiscal year 2022 as indicated below.
Third Quarter 2022:
•Total revenue is expected to be in the range of $239.0 million to $243.0 million, which represents approximately 30% growth over fiscal 2021 third quarter revenue.
•Adjusted EBITDA, a non-GAAP measure, is expected to be in the range of $77.0 million to $80.0 million.
Fiscal Year 2022:
•Total revenue is expected to be in the range of $829.0 million to $834.0 million, which represents approximately 31% growth over fiscal year 2021 revenue.
•Adjusted EBITDA, a non-GAAP measure, is expected to be in the range of $220.0 million to $224.0 million.
We are unable to reconcile forward-looking non-GAAP Adjusted EBITDA to its directly comparable GAAP financial measure because the information which is needed to complete a reconciliation is unavailable at this time without unreasonable effort.
Conference Call Details
Paylocity will host a conference call to discuss its second quarter fiscal year 2022 results at 4:30 p.m. Central Time today (5:30 Eastern Time). A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company's Investor Relations Web site at www.paylocity.com. Participants who choose to call in to the conference call can do so by dialing (855) 226-3021 or (315) 625-6892, passcode 3573468. A replay of the call will be available and archived via webcast at www.paylocity.com.
About Paylocity
Paylocity is a leading provider of cloud-based HR and payroll software solutions headquartered in Schaumburg, IL. Founded in 1997 and publicly traded since 2014, Paylocity offers an intuitive, easy-to-use product suite that helps businesses tackle today’s challenges while moving them toward the promise of tomorrow. Known for its unique culture and consistently recognized as one of the best places to work, Paylocity accompanies its clients on the journey to create great workplaces and help people achieve their best through automation, data-driven insights, and engagement. For more information, visit www.paylocity.com.
Non-GAAP Financial Measures
The company uses certain non-GAAP financial measures in this release, including Adjusted EBITDA, adjusted gross profit, non-GAAP operating income, non-GAAP net income, non-GAAP net income per share, non-GAAP sales and marketing, non-GAAP total research and development and non-GAAP general and administrative and free cash flow. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. We define Adjusted EBITDA as net income (loss) before interest expense, income tax expense (benefit), and depreciation and amortization expense, adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and other items as described later in this release. Adjusted gross profit is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and amortization of capitalized internal-use software costs. Non-GAAP operating income is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of acquired intangibles and other items as described later in this release. Non-GAAP sales and marketing expense is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises. Non-GAAP general and administrative expense is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of acquired intangibles and other items as described later in this release. Non-GAAP net income and non-GAAP net income per share are adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of acquired intangibles and other items as described later in this release, including the income tax effect on these items, the valuation allowance release, excess tax benefit related to employee stock-based compensation payments and the impact of tax reform. Non-GAAP total research and development is adjusted for capitalized internal-use software costs and to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and acquisition-related costs. Free cash flow is defined as net cash provided by operating activities less capitalized internal-use software costs, purchase of property and equipment and lease allowances used for tenant improvements. Please note that other companies may define their non-GAAP financial measures differently than we do. Management presents certain non-GAAP financial measures in this release because it considers them to be important supplemental measures of performance. Management uses these non-GAAP financial measures for planning purposes, including analysis of the company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management believes that these non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company's financial and operational performance. Management also intends to provide these non-GAAP financial measures as part of the company’s future earnings discussions and, therefore, the inclusion of the non-GAAP financial measures should provide consistency in the company’s financial reporting. Non-GAAP financial measures have limitations as an analytical tool. Investors are encouraged to review the reconciliation of the non-GAAP measures to their most directly comparable GAAP measures provided in this release.
Safe Harbor/Forward Looking Statements
This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included herein regarding Paylocity’s future operations, ability to scale its business, future financial position and performance, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “seek” and similar expressions (or the negative of these terms) are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about management's estimates regarding future revenues and financial performance and other statements about management’s beliefs, intentions or goals. Paylocity may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on Paylocity’s forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to the possibility that the anticipated synergies of the unified solution through Paylocity’s recent acquisitions of Blue Marble and Cloudsnap may not be achieved and the combined operations may not be successfully integrated in a timely manner, if at all; general economic conditions in regions in which Paylocity does business, including the ongoing impact of the novel coronavirus disease (“COVID-19”) on the U.S. and the global economy, reductions in interest rates, business disruptions, reductions in employment and an increase in business failures that have occurred or may occur in the future; the continuing impact of COVID-19 on Paylocity’s employees and clients and Paylocity’s ability to provide services to its clients and respond to their needs; Paylocity’s ability to retain existing clients and to attract new clients to enter into subscriptions for its services; Paylocity’s ability to sell new products and retain subscriptions for its existing products to its new and existing clients; the challenges associated with a growing company’s ability to effectively service clients in a dynamic and competitive market; challenges associated with expanding and evolving a sales organization to effectively address new geographies and products and services; challenges related to cybersecurity threats and evolving cybersecurity regulations; Paylocity’s reliance on and ability to expand its referral network of third parties; Paylocity’s reliance on third party payroll partners in foreign jurisdictions in its Blue Marble business; difficulties associated with accurately forecasting revenue and appropriately planning expenses; challenges with managing growth effectively; difficulties in forecasting Paylocity’s tax position; risks related to regulatory, legislative and judicial uncertainty in Paylocity’s markets; continued acceptance of SaaS as an effective method for delivery of payroll and HCM solutions; Paylocity’s ability to protect and defend its intellectual property; the risk that Paylocity’s security measures are compromised or a threat actor gains unauthorized access to customer data; unexpected events in the market for Paylocity’s solutions; changes in the competitive environment in Paylocity’s industry and the markets in which it operates; adverse changes in general economic or market conditions; changes in the employment rates of Paylocity’s clients and the resultant impact on revenue; the possibility that Paylocity may be adversely affected by other economic, business, and/or competitive factors; and other risks and potential factors that could affect Paylocity’s business and financial results identified in Paylocity’s filings with the Securities and Exchange Commission (the “SEC”), including its 10-K filed with the SEC on August 6, 2021. Additional information will also be set forth in Paylocity’s future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that Paylocity makes with the SEC. These forward-looking statements represent Paylocity’s expectations as of the date of this press release. Subsequent events, including events relating to the COVID-19 pandemic and its severity, duration and ultimate impact, may cause these expectations to change, and Paylocity disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

PAYLOCITY HOLDING CORPORATION
Unaudited Consolidated Balance Sheets
(in thousands, except per share data)

	June 30, 2021	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$202,287	$84,104
Corporate investments	4,456	—
Accounts receivable, net	6,267	9,830
Deferred contract costs	44,230	50,294
Prepaid expenses and other	15,966	22,795
Total current assets before funds held for clients	273,206	167,023
Funds held for clients	1,759,677	1,920,063
Total current assets	2,032,883	2,087,086
Capitalized internal-use software, net	45,018	53,107
Property and equipment, net	59,835	62,425
Operating lease right-of-use assets	43,984	49,611
Intangible assets, net	13,027	35,175
Goodwill	33,650	68,326
Long-term deferred contract costs	170,663	191,385
Long-term prepaid expenses and other	4,223	6,778
Deferred income tax assets	11,602	34,697
Total assets	$2,414,885	$2,588,590

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,230	$6,600
Accrued expenses	103,109	79,507
Total current liabilities before client fund obligations	107,339	86,107
Client fund obligations	1,759,677	1,920,063
Total current liabilities	1,867,016	2,006,170
Long-term operating lease liabilities	67,201	71,877
Other long-term liabilities	1,958	2,069
Deferred income tax liabilities	1,780	1,781
Total liabilities	$1,937,955	$2,081,897
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000 authorized, no shares issued and outstanding at June 30, 2021 and December 31, 2021	$—	$—
Common stock, $0.001 par value, 155,000 shares authorized at June 30, 2021 and December 31, 2021; 54,594 shares issued and outstanding at June 30, 2021 and 55,105 shares issued and outstanding at December 31, 2021	55	55
Additional paid-in capital	241,718	231,106
Retained earnings	235,091	275,876
Accumulated other comprehensive income (loss)	66	(344)
Total stockholders' equity	$476,930	$506,693
Total liabilities and stockholders’ equity	$2,414,885	$2,588,590

PAYLOCITY HOLDING CORPORATION
Unaudited Consolidated Statements of Operations and Comprehensive Income
(in thousands, except per share data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2020	2021	2020	2021
Revenues:
Recurring and other revenue	$145,393	$195,041	$280,268	$375,865
Interest income on funds held for clients	936	996	1,855	1,869
Total revenues	146,329	196,037	282,123	377,734
Cost of revenues	53,542	70,821	102,922	134,070
Gross profit	92,787	125,216	179,201	243,664
Operating expenses:
Sales and marketing	37,775	52,219	75,449	102,104
Research and development	19,338	25,278	37,985	48,354
General and administrative	29,323	39,581	55,967	74,816
Total operating expenses	86,436	117,078	169,401	225,274
Operating income	6,351	8,138	9,800	18,390
Other expense	(379)	(372)	(636)	(489)
Income before income taxes	5,972	7,766	9,164	17,901
Income tax benefit	(3,670)	(2,087)	(12,938)	(22,884)
Net income	$9,642	$9,853	$22,102	$40,785
Other comprehensive loss, net of tax	(187)	(335)	(410)	(410)
Comprehensive income	$9,455	$9,518	$21,692	$40,375

Net income per share:
Basic	$0.18	$0.18	$0.41	$0.74
Diluted	$0.17	$0.17	$0.39	$0.72

Weighted-average shares used in computing net income per share:
Basic	54,305	55,067	54,160	54,938
Diluted	56,343	56,468	56,122	56,486
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises for each of the three and six months ended December 31, are included in the above line items:

	Three Months Ended December 31,		Six Months Ended December 31,
	2020	2021	2020	2021
Cost of revenues	$2,002	$3,327	$4,405	$6,854
Sales and marketing	4,019	5,749	8,367	11,769
Research and development	2,765	5,446	5,616	10,220
General and administrative	8,300	11,948	15,435	21,383
Total stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	$17,086	$26,470	$33,823	$50,226

PAYLOCITY HOLDING CORPORATION
Unaudited Consolidated Statements of Cash Flows
(in thousands)

	Six Months Ended December 31,
	2020	2021
Cash flows from operating activities:
Net income	$22,102	$40,785
Adjustments to reconcile net income to net cash provided by operating activities
Stock-based compensation expense	30,936	45,802
Depreciation and amortization expense	21,071	23,383
Deferred income tax benefit	(12,940)	(22,952)
Provision for credit losses	98	103
Net accretion of discounts and amortization of premiums on available-for-sale securities	255	221
Amortization of debt issuance costs	83	90
Other	515	247
Changes in operating assets and liabilities:
Accounts receivable	(1,287)	(916)
Deferred contract costs	(23,431)	(26,786)
Prepaid expenses and other	(3,388)	(10,008)
Accounts payable	1,070	1,403
Accrued expenses and other	(15,412)	(24,514)
Net cash provided by operating activities	19,672	26,858
Cash flows from investing activities:
Purchases of available-for-sale securities	—	(190,000)
Proceeds from sales and maturities of available-for-sale securities	58,996	60,391
Capitalized internal-use software costs	(14,832)	(17,966)
Purchases of property and equipment	(6,045)	(10,528)
Acquisition of business, net of cash acquired	(14,992)	(60,234)
Net cash provided by (used in) investing activities	23,127	(218,337)
Cash flows from financing activities:
Net change in client fund obligations	876,982	160,325
Proceeds from employee stock purchase plan	6,100	7,216
Taxes paid related to net share settlement of equity awards	(44,749)	(67,109)
Payment of debt issuance costs	(17)	(41)
Net cash provided by financing activities	838,316	100,391
Net change in cash, cash equivalents and funds held for clients' cash and cash equivalents	881,115	(91,088)
Cash, cash equivalents and funds held for clients' cash and cash equivalents—beginning of period	1,492,133	1,945,881
Cash, cash equivalents and funds held for clients' cash and cash equivalents—end of period	$2,373,248	$1,854,793
Supplemental Disclosure of Non-Cash Investing and Financing Activities
Purchases of property and equipment, accrued but not paid	$—	$125
Liabilities assumed for acquisition	$281	$1,874
Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$584	$126
Refunds received for income taxes	$(110)	$(115)
Reconciliation of cash, cash equivalents and funds held for clients' cash and cash equivalents to the Consolidated Balance Sheets
Cash and cash equivalents	$218,696	$84,104
Funds held for clients' cash and cash equivalents	2,154,552	1,770,689
Total cash, cash equivalents and funds held for clients' cash and cash equivalents	$2,373,248	$1,854,793

Paylocity Holding Corporation
Reconciliation of GAAP to non-GAAP Financial Measures
(In thousands except per share data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2020	2021	2020	2021
Reconciliation from Gross profit to Adjusted gross profit:
Gross profit	$92,787	$125,216	$179,201	$243,664
Amortization of capitalized internal-use software costs	5,882	6,087	11,268	12,215
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	2,002	3,327	4,405	6,854
Other items (1)	—	36	—	48
Adjusted gross profit	$100,671	$134,666	$194,874	$262,781

	Three Months Ended December 31,		Six Months Ended December 31,
	2020	2021	2020	2021
Reconciliation from Operating income to Non-GAAP operating income:
Operating income	$6,351	$8,138	$9,800	$18,390
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	17,086	26,470	33,823	50,226
Amortization of acquired intangibles	940	2,000	1,784	3,352
Other items (2)	725	—	1,085	803
Non-GAAP operating income	$25,102	$36,608	$46,492	$72,771

	Three Months Ended December 31,		Six Months Ended December 31,
	2020	2021	2020	2021
Reconciliation from Net income to Non-GAAP net income:
Net income	$9,642	$9,853	$22,102	$40,785
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	17,086	26,470	33,823	50,226
Amortization of acquired intangibles	940	2,000	1,784	3,352
Other items (2)	725	208	1,085	1,011
Income tax effect on adjustments (3)	(6,187)	(2,241)	(15,387)	(25,929)
Non-GAAP net income	$22,206	$36,290	$43,407	$69,445

	Three Months Ended December 31,		Six Months Ended December 31,
	2020	2021	2020	2021
Calculation of Non-GAAP net income per share:
Non-GAAP net income	$22,206	$36,290	$43,407	$69,445
Diluted weighted-average number of common shares	56,343	56,468	56,122	56,486
Non-GAAP net income per share	$0.39	$0.64	$0.77	$1.23

	Three Months Ended December 31,		Six Months Ended December 31,
	2020	2021	2020	2021
Reconciliation from Net income to Adjusted EBITDA:
Net income	$9,642	$9,853	$22,102	$40,785
Interest expense	351	110	691	218
Income tax benefit	(3,670)	(2,087)	(12,938)	(22,884)
Depreciation and amortization expense	10,836	12,061	21,071	23,383
EBITDA	17,159	19,937	30,926	41,502
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	17,086	26,470	33,823	50,226
Other items (2)	725	208	1,085	1,011
Adjusted EBITDA	$34,970	$46,615	$65,834	$92,739

	Three Months Ended December 31,		Six Months Ended December 31,
	2020	2021	2020	2021
Reconciliation of Non-GAAP sales and marketing:
Sales and marketing	$37,775	$52,219	$75,449	$102,104
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	4,019	5,749	8,367	11,769
Other items (1)	—	76	—	102
Non-GAAP sales and marketing	$33,756	$46,394	$67,082	$90,233

	Three Months Ended December 31,		Six Months Ended December 31,
	2020	2021	2020	2021
Reconciliation of Non-GAAP total research and development:
Research and development	$19,338	$25,278	$37,985	$48,354
Capitalized internal-use software costs	6,948	8,807	14,832	17,966
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	2,765	5,446	5,616	10,220
Other items (1)	230	325	385	468
Non-GAAP total research and development	$23,291	$28,314	$46,816	$55,632

	Three Months Ended December 31,		Six Months Ended December 31,
	2020	2021	2020	2021
Reconciliation of Non-GAAP general and administrative:
General and administrative	$29,323	$39,581	$55,967	$74,816
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	8,300	11,948	15,435	21,383
Amortization of acquired intangibles	940	2,000	1,784	3,352
Other items (2)	495	(437)	700	185
Non-GAAP general and administrative	$19,588	$26,070	$38,048	$49,896
(1) Represents certain nonrecurring acquisition-related costs.
(2) Represents nonrecurring costs including acquisition-related costs and lease exit activity.
(3) Includes the income tax effect on non-GAAP net income adjustments related to stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, amortization of acquired intangibles and other items, which include acquisition-related costs and lease exit activity.